Exhibit 10.2

THIRD AMENDMENT TO CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of March 25, 2014 (this “Third Amendment”), by and among MODUSLINK GLOBAL SOLUTIONS, INC., a Delaware corporation (“ModusLink Global”), MODUSLINK CORPORATION, a Delaware corporation (“ModusLink”), and MODUSLINK PTS, INC., a Delaware corporation (collectively, with ModusLink and ModusLink Global, the “Borrowers”), the financial institutions identified on the signature pages hereof as lenders (collectively, with their respective successors and assigns, the “Lenders” and each a “Lender”), and WELLS FARGO BANK, NATIONAL ASSOCIATION as administrative agent for the Lenders (in such capacity, the “Agent”).

The Borrowers, Lenders and Agent are parties to that certain Credit Agreement, dated as of October 31, 2012, as amended by that certain First Amendment to Credit Agreement dated December 18, 2013, and as amended by that certain Second Amendment to Credit Agreement dated March 13, 2014 (as so amended, as amended hereby and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed to make certain financial accommodations to the Borrowers.

The Borrowers, the Agent and the Lenders wish to amend certain provisions of the Credit Agreement as more fully set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties signatory hereto agree as follows:

1. Definitions. Except as otherwise defined in this Third Amendment, terms defined in the Credit Agreement are used herein as defined therein.

2. Amendments to Credit Agreement.

(a) Section 6.4 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding the foregoing, each Borrower will not, and will not permit any of its Subsidiaries (other than ModusLink Securities Corporation) to convey, sell, lease, license, assign, transfer, or otherwise dispose of (or enter into an agreement to convey, sell, lease, license, assign, transfer, or otherwise dispose of) any of its or their assets to ModusLink Securities Corporation or make any Investment in ModusLink Securities Corporation, except on the Third Amendment Effective Date, for the contribution of cash and Cash Equivalents comprised of $97,000,000 from the issuance of the Convertible Notes (the “Contribution of Debt Offering Proceeds”).”

(b) Section 6.9 of the Credit Agreement is hereby amended by adding the phrase “and except that ModusLink Global may make the Contribution of Debt Offering Proceeds to ModusLink Securities Corporation on the Third Amendment Effective Date” immediately after the phrase “Permitted Investments” found therein.

(c) Section 6.10 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (e) thereof, (ii) deleting the “.” at the end of clause (f) thereof and inserting the phrase “, and” in lieu thereof, and (iii) inserting the following clause (g) after clause (f):

“(g) ModusLink Securities Corporation may make cash dividends and distributions to ModusLink Global and ModusLink Global may make the Contribution of Debt Offering Proceeds to ModusLink Securities Corporation on the Third Amendment Effective Date.”

(d) Article VI of the Credit Agreement is hereby amended by adding the following Section 6.15 immediately after Section 6.14:

“6.15 Restrictions on ModusLink Securities Corporation. Unless ModusLink Securities Corporation becomes a Loan Party hereunder and executes and delivers the documents required by Section 5.11 hereof within 15 days (or such later date as permitted by Agent) of any Borrower obtaining knowledge of such occurrence, each Borrower will not permit ModusLink Securities Corporation to (a) take any actions which would terminate its classification as a “Security Corporation” by the Massachusetts Department of Revenue, (b) hold any assets other than cash and Cash Equivalents comprised of the net proceeds from the issuance of the Convertible Notes, or (c) perform any operations, including but not limited to incurring any Indebtedness, obligations or Liens or making any Investments (other than the Investments of the type set forth in clause (a) of the definition of “Permitted Investments”).”

(e) Schedule 1.1 of the Credit Agreement is hereby amended to include the following definition of “Third Amendment Effective Date” in the proper alphabetical order:

“Third Amendment Effective Date” means March 25, 2014.

(f) The definition of “EBITDA” in Schedule 1.1 of the Credit Agreement is hereby amended by adding the following sentence at the end of such definition:

“For purposes of clarity, the results of ModusLink Securities Corporation shall not be included in the calculation of EBITDA unless and until ModusLink Securities Corporation becomes a Loan Party hereunder.”

(g) The definition of “Permitted Intercompany Advances” in Schedule 1.1 of the Credit Agreement is hereby amended by adding the phrase “(other than ModusLink Securities Corporation)” immediately after the phrase “a Subsidiary of Borrower that is not a Loan Party” in clause (b) thereof.

(h) The definition of “Qualified Cash” in Schedule 1.1 of the Credit Agreement is hereby amended by adding the following sentence at the end of such definition:

“For purposes of clarity, cash and Cash Equivalents held by ModusLink Securities Corporation shall not be considered “Qualified Cash” unless and until it is in Deposit Accounts or in Securities Accounts, or any combination thereof, which are the subject of a Control Agreement and are maintained by a branch office of the bank or securities intermediary located within the United States.

3. Consent. Subject to the satisfaction of the conditions set forth in Section 5 below, the Agent and Lenders hereby consent and agree that on the Third Amendment Effective Date, ModusLink Securities Corporation is not required to become a Loan Party under the Credit Agreement or deliver the documentation and agreements required by Section 5.11 thereof.

4. Representations and Warranties. Each Borrower represents and warrants to the Agent and Lenders that:

(a) the representations and warranties of each Loan Party set forth in the Credit Agreement and in each other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct in all material respects on and as of the date hereof, except (1) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date and (2) in the case of any representation and warranty qualified by materiality, they shall be true and correct in all respects and as if each reference therein to “this Agreement” or the “Credit Agreement” or the like included reference to this Third Amendment and the Credit Agreement as amended hereby;

(b) the execution, delivery, and performance by such Borrower of this Third Amendment and the other documents executed and delivered in connection herewith to which it is a party have been duly authorized by all necessary action on the part of such Borrower;

(c) the execution, delivery, and performance by such Borrower of this Third Amendment and the other documents executed and delivered in connection herewith to which it is a party do not and will not (i) violate any material provision of federal, state, or local law or regulation applicable to any Loan Party or its Subsidiaries, the Governing Documents of any Loan Party or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party or its Subsidiaries, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of any Loan Party or its Subsidiaries except to the extent that any such conflict, breach or default could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Liens, or (iv) require any approval of any holder of Equity Interests of a Loan Party or any approval or consent of any Person under any Material Contract of any Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of Material Contracts, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect; and

(d) each of this Third Amendment and the other documents executed and delivered in connection herewith has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

5. Conditions Precedent. The amendments to the Credit Agreement set forth in Section 2 hereof shall become effective, as of the date hereof, upon satisfaction in the Agent’s discretion of the following conditions precedent:

(a) The Agent shall have received a counterpart of this Third Amendment, which shall be in form and substance satisfactory to it, duly executed by the Borrowers;

(b) The Agent shall have received copies of ModusLink Securities Corporation’s Governing Documents which shall be in form and substance satisfactory to it;

(c) The Agent shall have received a Pledged Interests Addendum (as defined in the Guaranty and Security Agreement) with respect to the pledge to Agent and Lenders of the Equity Interests of ModusLink Securities Corporation, executed by ModusLink Global Solutions, Inc.;

(d) The Borrowers shall have paid all Lender Group Expenses incurred in connection with the transactions evidenced by this Third Amendment;

(e) The representations and warranties in this Third Amendment, the Credit Agreement and the other Loan Documents, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date hereof, except (1) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, (2) in the case of any representation and warranty qualified by materiality, they shall be true and correct in all respects; and

(f) No Default or Event of Default shall have occurred and be continuing both before and after giving effect to this Third Amendment.

6. Effect on Loan Documents. The Credit Agreement (as amended hereby) and the other Loan Documents shall be and remain in full force and effect in accordance with their terms and hereby are ratified and confirmed in all respects. Except as expressly set forth herein or in any amendment to any other Loan Document executed or delivered on the date hereof, the execution, delivery, and performance of this Third Amendment shall not operate as a waiver or an amendment of any right, power, or remedy of the Agent or Lenders under the Credit Agreement or any other Loan Document, as in effect prior to the date hereof. Each Borrower and each Subsidiary thereof hereby ratifies and confirms in all respects all of its obligations under the Credit Agreement (as amended hereby) and the other Loan Documents to which it is a party.

7. No Novation; Entire Agreement. This Third Amendment evidences solely the amendment of the terms and provisions of the obligations of each Borrower and its Subsidiaries under the Loan Documents and is not a novation or discharge thereof. There are no other understandings, express or implied, among the Borrowers, their Subsidiaries and the Agent and Lenders regarding the subject matter hereof or thereof.

8. Choice of Law. The validity of this Third Amendment, its construction, interpretation and enforcement, and the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to conflicts of laws principles.

9. Counterparts; Electronic Execution. This Third Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this

Third Amendment by facsimile or other electronic means shall be as effective as delivery of a manually executed counterpart of this Third Amendment. Any party delivering an executed counterpart of this Third Amendment by facsimile or other electronic means also shall deliver a manually executed counterpart of this Third Amendment but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Third Amendment.

10. Construction. This Third Amendment is a Loan Document. This Third Amendment and the Credit Agreement shall be construed collectively and in the event that any term, provision or condition of any of such documents is inconsistent with or contradictory to any term, provision or condition of any other such document, the terms, provisions and conditions of Third Amendment shall supersede and control the terms, provisions and conditions of the Credit Agreement. Upon and after the effectiveness of this Third Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed as of the date first above written.

MODUSLINK GLOBAL SOLUTIONS, INC., as Borrower

By:	/s/ Steven G. Crane
Name: Steven G. Crane
Title: CFO

MODUSLINK CORPORATION, as Borrower

By:	/s/ Steven G. Crane
Name: Steven G. Crane
Title: CFO

MODUSLINK PTS, INC., as Borrower

By:	/s/ Steven G. Crane
Name: Steven G. Crane
Title: CFO

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent and Lender

By:
Name:
Title:

[Signature Page to Third Amendment to Credit Agreement]